FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2001

(Date of earliest even reported)

HOUSEHOLD INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization	1-8196 (Commission File Number)	36-3121988 (I.R.S. Employee Identification No.)

2700 Sanders Road
Prospect Heights, Illinois 60070
(Address of principal executive officers)

Registrant's telephone number, including area code: 847- 564- 5000

Item 5. Other Events

On September 20, 2001, the Offering Committee of the Board of Directors of Household International, Inc. (the "Company") authorized the issuance and sales of 300,000 shares of 7.50% Cumulative Preferred Stock, Series 2001-A (the "Preferred Stock"), pursuant to an underwritten public offering of 12,000,000 Depositary Shares (the "Depositary Shares"), with each Depositary Share representing ownership of 1/40 of a share of the Preferred Stock. Each share of Preferred Stock is without par value and has a liquidation preference of $1,000 per share.

The offering of the Preferred Stock and the Depositary Shares is registered as part of a Registration Statement on Form s-3 (Reg. No. 333-60510) which was declared effective on June 8, 2001. The documents filed with this Form 8-K under Item 7 are being filed as exhibits to that registration statement.

Item 7. Financial Statements and Exhibits
No.	Description
1

Underwriting Agreement dated September 20, 2001, between Household International, Inc. and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., and UBS Warburg LLC as Representatives of the Underwriters.

3.(i)

Restated Certificate of Incorporation, as amended, including the Certificate of Designation, Preferences and Rights creating 300,00 shares of 7.50% Cumulative Preferred Stock, Series 2001-A, of Household International, Inc. (incorporated by reference to Exhibit 2 to the Company's Form 8-A Registration Statement filed on September 24, 2001).

4

Deposit Agreement dated as of September 20, 2001 among Household International, Inc., Computershare Trust Company of New York and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 3 to the Company's Form 8-A Registration Statement filed on September 24, 2001).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOUSEHOLD INTERNATIONAL, INC. (Registrant)

By: /s/ John W. Blenke
John W. Blenke Vice President and Assistant Secretary
Dated: September 24, 2001

Exhibit Index
Exhibits
No.	Description

1

Underwriting Agreement dated September 20, 2001, between Household International, Inc. and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., and UBS Warburg LLC as Representatives of the Underwriters.

3.(i)

Restated Certificate of Incorporation, as amended, including the Certificate of Designation, Preferences and Rights creating 300,00 shares of 7.50% Cumulative Preferred Stock, Series 2001-A, of Household International, Inc. (incorporated by reference to Exhibit 2 to the Company's Form 8-A Registration Statement filed on September 24, 2001).

4

Deposit Agreement dated as of September 20, 2001 among Household International, Inc., Computershare Trust Company of New York and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 3 to the Company's Form 8-A Registration Statement filed on September 24, 2001).